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                                                                   Exhibit 10.23


                         First Equity Development, Inc.
                                One Omega Drive
                          Stamford, Connecticut 06907



                                                December 20, 1996





First Aviation Services Inc.
One Omega Drive
Stamford, Connecticut  06907

Gentlemen:

                  This letter, when countersigned by you in the space indicated below, will evidence the agreement of First Equity Development, Inc. ("First Equity") and First Aviation Services Inc. ("FASI") as to the allocation of potential investment and acquisition opportunities in the global aircraft engine repair and overhaul market. For good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

                  For a period of time commencing on the date of the consummation of the initial public offering of the common stock of FASI and ending on the fifth anniversary of such date, neither First Equity nor any majority-owned subsidiary of First Equity shall directly or indirectly as a principal (whether solely or jointly with others) consummate any investment in or acquisition of (whether by way of merger, purchase of assets, acquisition of any equity security or joint venture interest or otherwise) a majority voting or economic interest in any business that is engaged in the repair and overhaul of military and commercial aircraft engines anywhere in the world (a "Covered Acquisition") without first notifying FASI of such intent as set forth in this letter agreement and complying with the other terms set forth herein.

                  No later than twenty days prior to the time First Equity or any majority-owned subsidiary wishes to effect a Covered Acquisition, First Equity will furnish to the Secretary of FASI a written notice (a "Notice") advising FASI of its desire to effect a Covered Acquisition. The Notice shall set forth in reasonable detail the relevant information regarding the Covered Acquisition, including a
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December 20, 1996
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description of the Covered Acquisition, the proposed consideration to be paid by
First Equity in connection therewith, a summary of the financial data relied upon by First Equity in arriving at its determination to effect the transaction and such other information as First Equity reasonably determines to be relevant. The Secretary of FASI promptly shall forward the Notice to the directors of FASI who are not as of the date of the Notice affiliated with First Equity (the "Non-Affiliated Directors"). In addition, following the giving of a Notice, representatives of First Equity will, at the request of the Non-Affiliated Directors, meet with one or more of the Non-Affiliated Directors and representatives of FASI and its legal and financial advisors to discuss the Covered Acquisition.

                  Within fifteen days of the date that the Secretary of FASI receives a Notice, the Non-Affiliated Directors will in writing advise First Equity whether FASI is interested in effecting the Covered Acquisition for its own account on the terms set forth in the Notice. In the event FASI is so interested, then neither First Equity nor any of its majority-owned subsidiaries will, without the prior consent of FASI, enter into any agreement to effect the Covered Acquisition for a period of thirty days following the date of such notification to First Equity. If, following the conclusion of such thirty-day period, FASI has not entered into an agreement to effect the Covered Acquisition, then First Equity may effect such Covered Acquisition free of the restrictions of this letter agreement. In the event the Non-Affiliated Directors advise First Equity that FASI is not interested in the Covered Acquisition, then First Equity may, for a period of sixty days following the date of such notification, enter into an agreement to effect the Covered Acquisition at a price not below that set forth in the Notice. Following such sixty-day period (or in the event First Equity wishes to effect the Covered Acquisition at a price lower than the price set forth in the Notice), the provisions of this letter agreement will once again apply to the Covered Acquisition.

                  Notwithstanding anything set forth in this letter agreement to the contrary, this letter agreement shall not apply to any Covered Acquisition which is part of an acquisition (whether by way of merger, purchase of assets, acquisition of any equity security or joint venture interest or otherwise) of a business (a "Target Business") if the revenue derived by the Target Business from the business that constitutes the Covered Acquisition in the fiscal year
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preceding such acquisition constituted less than 15% of the aggregate net sales of the Target Business.

                  This letter agreement shall not be deemed in any way to apply to advisory services performed by First Equity or its affiliates on behalf of third parties. Except as expressly set forth herein, nothing contained in this letter agreement shall be deemed to create any obligation on the part of First Equity to advise FASI with respect to any Covered Acquisition or with respect to any other investment or acquisition opportunities. Any fees that may be due and owing to First Equity by reason of its making FASI aware of any Covered Acquisition shall be as mutually agreed by separate agreement between FASI and First Equity.

                  Notwithstanding anything set forth in this letter agreement to the contrary, this letter agreement automatically shall terminate and First Equity shall have no continuing obligations hereunder from and after the date that First Equity beneficially owns less than 10% of FASI's outstanding voting securities.

                  This letter agreement shall be construed, interpreted and enforced in accordance with the laws of the state of Connecticut. This letter agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and may not be amended, changed or altered except in writing by the parties hereto. All communications and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or by fax to the respective addresses and fax numbers of the parties as designated by them from time to time.
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                  If the foregoing correctly sets forth your understanding of our agreement, please so indicate by signing in the place provided for below.


                                  Very truly yours,

                                  FIRST EQUITY DEVELOPMENT, INC.



                                  By: /s/ AARON P. HOLLANDER
                                      --------------------------------





Accepted and Agreed to:

FIRST AVIATION SERVICES INC.



By: /s/ JOHN A. MARSALISI
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